SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 16, 2002

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina		28211

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events

On October 16, 2002, Piedmont Natural Gas Company issued a News Release announcing an agreement to purchase the stock of North Carolina Natural Gas, a natural gas distribution subsidiary of Progress Energy, and Progress Energy’s investment in EasternNC for approximately $425 million in cash. A copy of the News Release is attached as an exhibit to this Form 8-K. A copy of the Stock Purchase Agreement dated October 16, 2002, is also attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated October 16, 2002

99.2	Stock Purchase Agreement dated October 16, 2002, between Progress Energy, Inc., and Piedmont Natural Gas Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.
(Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date October 18, 2002

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